Nature's Sunshine Reports Second Quarter 2026 Results

Net Sales up 2% to $117.0 million, Gross Profit Margin up 194 Basis Points to 73.7%

LEHI, Utah – August 6, 2026 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) ("Nature’s Sunshine"), a global leader in manufacturing and marketing high-quality herbal and nutritional supplements, reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 2% to $117.0 million compared to $114.8 million (up 4% in constant currency).
•Gross profit margin increased 194 basis points to 73.7% compared to 71.7%.
•GAAP net income attributable to common shareholders was $3.5 million, or $0.19 per diluted common share, compared to $5.3 million, or $0.28 per diluted common share.
•Adjusted EBITDA was $11.3 million compared to $11.3 million.

Management Commentary

"We delivered a solid quarter, with constant currency sales growth of 4% across nearly all of our geographic regions," said Ken Romanzi, CEO of Nature's Sunshine. "Results were led by 5% growth in Asia Pacific, driven by strong consultant engagement, and by North America, where digital sales increased 26%, fueled by continued momentum among new and returning customers. Growth was supported by continued customer acquisition, expansion of our digital capabilities, increased adoption of our auto-ship subscription programs, and solid consultant growth. Strong execution, disciplined cost management, and ongoing productivity initiatives also drove further gross margin expansion.

"The second quarter marked the beginning of investments in our Vision for Growth, our plan to accelerate our longer-term growth rate including continued expansion of our digital business, enhanced digital tools for our consultant base, deeper penetration of existing markets, and expansion into new markets. We believe these investments, combined with our strong business model and disciplined execution, position us to deliver sustainable, accelerated long-term growth."

Second Quarter 2026 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
Three Months Ended June 30,	2026	2025	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$52,997	$52,664	0.6%	$(2,466)	5.3%
Europe	22,694	21,741	4.4	156	3.7
North America	35,951	34,977	2.8	(6)	2.8
Latin America and Other	5,343	5,368	(0.5)	174	(3.7)
	$116,985	$114,750	1.9%	$(2,142)	3.8%

Net sales in the second quarter increased 2% to $117.0 million compared to $114.8 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the second quarter of 2026 increased 4% compared to the year-ago quarter.

Gross profit margin in the second quarter increased to 73.7% compared to 71.7% in the year-ago quarter. The increase was driven by cost savings initiatives and market mix.

Volume incentives as a percentage of net sales were 30.6% compared to 29.9% in the year-ago quarter. The increase was primarily due to timing of promotional incentives and market mix.

Selling, general and administrative expenses ("SG&A") in the second quarter were $44.9 million compared to $43.7 million in the year‐ago quarter. The increase was primarily related to consultant events and variable selling expenses, partially offset by compensation costs. As a percentage of net sales, SG&A expenses were 38.4% for the second quarter of 2026 compared to 38.1% in the year-ago quarter.

Operating income in the second quarter increased to $5.5 million, or 4.7% of net sales, compared to $4.3 million, or 3.7% of net sales, in the year-ago quarter.

Other income (expense), net, in the second quarter of 2026 was $(0.1) million compared to $3.3 million in the second quarter of 2025. Other income (expense), net, primarily consisted of foreign exchange losses in Asia, partially offset by foreign exchange gains in Europe and Latin America that resulted from net changes in foreign currencies. The provision for income taxes was $1.8 million in the second quarter of 2026 compared to $2.0 million for the year-ago quarter.

GAAP net income attributable to common shareholders decreased to $3.5 million, or $0.19 per diluted common share, compared to $5.3 million, or $0.28 per diluted common share, in the second quarter of 2025. As a result of the December 2025 purchase of noncontrolling interests, there was no net income attributable to NSP China for the second quarter of 2026, compared to $0.9 million, or $0.05 per diluted common share, for the second quarter of 2025.

Adjusted EBITDA in the second quarter remained flat at $11.3 million compared to $11.3 million in the year-ago quarter. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization, and other income (expense) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income to adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash used by operating activities was $1.0 million for the six months ended June 30, 2026, compared to $6.9 million provided in the prior year period. Capital expenditures during the six months ended June 30, 2026, totaled $5.3 million compared to $2.5 million in the comparable period of 2025. During the six months ended June 30, 2026, the Company repurchased 113,000 shares at a total cost of $2.6 million or $22.55 per share. As of June 30, 2026, the Company had cash and cash equivalents of $82.5 million and zero debt.

Outlook

Reflecting the impact of a stronger U.S. dollar and recent softness in the China market, Nature's Sunshine now expects full year 2026 net sales to range between $490 to $500 million ($500 to $515 million prior). Adjusted EBITDA is now expected to range between $48 to $52 million ($50 to $54 million prior).

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter of 2026 results.

Date: Thursday, August 6, 2026
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-717-1738

International dial-in number: 1-646-307-1865
Conference ID: 39783

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through Thursday, August 20, 2026.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 11139783

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety, and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject, including, but not limited to, trade restrictions and export controls;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;

•the loss of one or more key independent consultants who have a significant sales network;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants' compensation plans;
•geopolitical issues and conflicts, including changes to U.S. trade policy resulting in new or additional tariffs;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our suppliers and contract manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We believe that these non-GAAP measures provide investors with greater transparency to evaluate operational activities and financial results and facilitate consistent comparisons to the historical operating performance of prior periods. We utilize these non-GAAP measures of non-GAAP net income and adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our operating performance and ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income, the most comparable GAAP measure, to adjusted EBITDA. We have also included a reconciliation of GAAP net income to non-GAAP net income and non-GAAP adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period's net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

With respect to our adjusted EBITDA outlook for the full year 2026, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$116,985	$114,750	$239,877	$227,998
Cost of sales	30,811	32,451	63,726	64,102
Gross profit	86,174	82,299	176,151	163,896

Operating expenses:
Volume incentives	35,817	34,360	72,710	69,204
Selling, general and administrative	44,876	43,665	88,415	84,246
Operating income	5,481	4,274	15,026	10,446
Other income (expense):
Interest and other income, net	161	268	235	473
Interest expense	(53)	(24)	(88)	(45)
Foreign exchange gains (losses), net	(223)	3,026	(1,652)	3,779
	(115)	3,270	(1,505)	4,207
Income before provision for income taxes	5,366	7,544	13,521	14,653
Provision for income taxes	1,828	2,025	4,865	4,250
Net income	3,538	5,519	8,656	10,403
Net income attributable to noncontrolling interests	—	186	—	323
Net income attributable to common shareholders	$3,538	$5,333	$8,656	$10,080

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.20	$0.29	$0.49	$0.55

Diluted earnings per share attributable to common shareholders	$0.19	$0.28	$0.48	$0.54

Weighted average basic common shares outstanding	17,812	18,406	17,667	18,446
Weighted average diluted common shares outstanding	18,337	18,966	18,003	18,832

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$82,503	$93,891
Accounts receivable, net of allowance for doubtful accounts of $61 and $69, respectively	13,861	8,602
Inventories	71,730	68,312
Prepaid expenses and other	10,302	8,040
Total current assets	178,396	178,845

Property, plant and equipment, net	30,955	32,915
Operating lease right-of-use assets	19,284	17,600
Restricted investment securities - trading	1,250	1,132
Deferred income tax assets	19,495	20,068
Other assets	10,443	10,586
Total assets	$259,823	$261,146

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,726	$8,021
Accrued volume incentives and service fees	25,320	22,624
Accrued liabilities	25,794	34,080
Deferred revenue	1,981	5,840
Income taxes payable	3,499	4,703
Current portion of operating lease liabilities	4,425	3,270
Total current liabilities	68,745	78,538

Liability related to unrecognized tax benefits	106	428
Long-term portion of operating lease liabilities	17,003	15,630
Deferred compensation payable	1,250	1,132
Deferred income tax liabilities	886	954
Other liabilities	2,517	2,911
Total liabilities	90,507	99,593

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 17,614 and 17,508 shares issued and outstanding, respectively	100,787	102,192
Retained earnings	85,584	76,928
Accumulated other comprehensive loss	(17,055)	(17,567)
Total shareholders’ equity	169,316	161,553
Total liabilities and shareholders’ equity	$259,823	$261,146

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Six Months Ended June 30,	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,656	$10,403
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,524	6,999
Non-cash lease expense	2,101	2,675
Share-based compensation expense	3,630	2,938
Deferred income taxes	647	(3,179)
Purchase of trading investment securities	(203)	(78)
Proceeds from sale of trading investment securities	247	11
Realized and unrealized gains on investments	(161)	(59)
Foreign exchange (gains) losses	1,652	(3,779)
Changes in assets and liabilities:
Accounts receivable	(5,505)	(2,963)
Inventories	(4,379)	(7,901)
Prepaid expenses and other current assets	(2,314)	(1,349)
Other assets	(142)	(355)
Accounts payable	455	790
Accrued volume incentives and service fees	2,902	1,193
Accrued liabilities	(8,427)	325
Deferred revenue	(3,924)	2,583
Lease liabilities	(1,251)	(2,684)
Income taxes payable	(1,314)	824
Liability related to unrecognized tax benefits	(322)	429
Deferred compensation payable	117	126
Net cash provided by (used in) operating activities	(1,011)	6,949
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(5,256)	(2,460)
Net cash used in investing activities	(5,256)	(2,460)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	30,935	1,823
Principal payments of revolving credit facility	(30,935)	(1,823)
Payments related to tax withholding for net-share settled equity awards	(2,473)	(499)
Repurchase of common stock	(2,562)	(12,354)
Net cash used in financing activities	(5,035)	(12,853)
Effect of exchange rates on cash and cash equivalents	(86)	5,009
Net decrease in cash and cash equivalents	(11,388)	(3,355)
Cash and cash equivalents at the beginning of the period	93,891	84,700
Cash and cash equivalents at the end of the period	$82,503	$81,345
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$6,052	$6,211
Cash paid for interest	88	45

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$3,538	$5,519	$8,656	$10,403
Adjustments:
Depreciation and amortization	3,300	3,500	6,524	6,999
Share-based compensation expense	1,991	1,638	3,630	2,938
Other (income) expense, net*	115	(3,270)	1,505	(4,207)
Provision for income taxes	1,828	2,025	4,865	4,250
Other adjustments (1)	557	1,853	730	1,853
Adjusted EBITDA	$11,329	$11,265	$25,910	$22,236

(1) Other adjustments
Other non-recurring expenses	$557	$1,853	$730	$1,853
Total adjustments	$557	$1,853	$730	$1,853

* Other (income) expense, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$3,538	$5,519	$8,656	$10,403
Adjustments:
Other non-recurring expenses	557	1,853	730	1,853
Tax impact of adjustments	(140)	(463)	(183)	(463)
Total adjustments	417	1,390	547	1,390
Non-GAAP net income	$3,955	$6,909	$9,203	$11,793

Reported income attributable to common shareholders	$3,538	$5,333	$8,656	$10,080
Total adjustments	417	1,390	547	1,390
Non-GAAP net income attributable to common shareholders	$3,955	$6,723	$9,203	$11,470

Basic income per share, as reported	$0.20	$0.29	$0.49	$0.55
Total adjustments, net of tax	0.02	0.08	0.03	0.08
Basic income per share, as adjusted	$0.22	$0.37	$0.52	$0.63

Diluted income per share, as reported	$0.19	$0.28	$0.48	$0.54
Total adjustments, net of tax	0.02	0.07	0.03	0.07
Diluted income per share, as adjusted	$0.21	$0.35	$0.51	$0.61